BDO Seidman, LLP Accountants and Consultants	Mellon Financial Center 1111 Brickell Avenue, Suite 2801 Miami, Florida 33131 Telephone: (305) 381-8000 Fax: (305) 374-1135

November 17, 2004

Securities and Exchange Commission

450 5th Street N.W.

Washington, D.C. 20549

We have been furnished with a copy of the response to item 4 of Form 8-K for the event that occurred on November 12, 2004, to be filed by our former client, Drug Max, Inc. We agree with the statements made in response to that Item insofar as they relate to our firm.

Very truly yours,

BDO Seidman, LLP